SECOND AMENDMENT TO
KAMAN CORPORATION POST-2004
SUPPLEMENTAL EMPLOYEES’ RETIREMENT PLAN

This Amendment made this ____ day of _____________, 2010 by Kaman Corporation (“Kaman” or the “Company”) for the purpose of amending its Post-2004 Supplemental Employees’ Retirement Plan,

WITNESSETH:

WHEREAS, by Written Plan Instrument dated February 20, 2007, Kaman established the Kaman Corporation Post-2004 Supplemental Employees’ Retirement Plan (the “Plan”); and

WHEREAS, the Board of Directors reserved the right to amend the Plan in Section 9.1 thereof; and

WHEREAS, the Plan was previously amended by a First Amendment thereto; and

WHEREAS, the Board desires to amend the Plan in the particulars set forth below;

NOW, THEREFORE, the Plan is amended as follows:

1. The following paragraph (c) is added to Section 4.2:

“(c) In no event shall “W-2 Earnings” or “Average Final Salary” determined under Section 4.1(a)(ii) and this Section 4.2 include any such amounts which would otherwise be included within such definitions for periods after December 31, 2010.  No additional amounts shall be taken into account in determining “W-2 Earnings” or “Average Final Salary” after that date.”

2. Section 4.3 is amended to read as follows:

“4.3 Adjustment for Participants Employed by a Participating Employer Other than the Company or for Participants who Commence Employment with the Company on or after July 12, 2004.  In the case of a Participant who is employed by a Participating Employer other the Company whether the commencement of such employment occurs before, on, or after July 12, 2004, or in the case of a Participant who commences employment with the Company on or after July 12, 2004, the amount of annual benefit that would have accrued for such a Participant under the Pension Plan shall be determined under Section 4.1(a) above as if the Participant were directly employed by the Company and had commenced employment with the Company before July 12, 2004.”

3. Except as hereinabove modified and amended, the Plan as amended shall remain in full force and effect.

IN WITNESS WHEREOF, Kaman Corporation has caused this Second Amendment to be executed on its behalf by its duly authorized officer on the day and year first above written.

ATTEST:	KAMAN CORPORATION

By:
Candace A. Clark		William C. Denninger
Senior Vice President, Chief Legal Officer and Secretary		Senior Vice President and Chief Financial Officer